Exhibit 23.6

CONSENT OF LEHMAN BROTHERS

                We hereby consent to the use of our opinion letter dated June 1, 2005 to the Board of Directors of Lawson Software, Inc. attached as Annex F to the Joint Proxy Statement/Prospectus which forms a part of Amendment No. 2 to the Registration Statement on Form S-4 of Lawson Holdings, Inc. (the “Company”) filed by the Company with the Securities and Exchange Commission on February 22, 2006 (the “Prospectus”) and to the references to our firm in the Prospectus under the headings “Summary of the Proxy Statement/Prospectus – Fairness Opinions – Opinion of Lehman Brothers Inc.”, “The Exchange Offer” – Background of the Exchange Offer”, “ – Lawson’s Reasons for the Exchange Offer” and “ – Opinion of Lehman Brothers Inc.”.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act.

/s/ LEHMAN BROTHERS INC.

New York, New York

February 21, 2006